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                                                                    EXHIBIT 99.2

                           NOVA CHEMICALS CORPORATION
                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                                ALL OUTSTANDING
                    6 1/2% SENIOR NOTES DUE JANUARY 15, 2012
                                IN EXCHANGE FOR
                                   REGISTERED
                    6 1/2% SENIOR NOTES DUE JANUARY 15, 2012

    This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if
(i) certificates for the Company's (as defined below) 6 1/2% Senior Notes due January 15, 2012 (the "Old Notes") are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to U.S. Bank National Associaton, as Exchange Agent (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on or prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering" in the Prospectus.

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
              , 2004, UNLESS EXTENDED (THE "EXPIRATION DATE"). OLD NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                         U.S. BANK NATIONAL ASSOCIATION

        BY REGISTERED OR CERTIFIED MAIL, OVERNIGHT DELIVERY OR BY HAND:
                         U.S. BANK NATIONAL ASSOCIATION
                            Corporate Trust Services
                              60 Livingston Avenue
                           St. Paul, Minnesota 55107

                         Attention: Specialized Finance

                   BY FACSIMILE: (ELIGIBLE INSTITUTIONS ONLY)

                              Fax: (651) 495-8156

                         Attention: Specialized Finance

                            TO CONFIRM BY TELEPHONE:

                                 (800) 934-6802

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH
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SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE
SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

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Ladies and Gentlemen:

    The undersigned hereby tenders to NOVA Chemicals Corporation, a corporation organized under the laws of the Province of Alberta, Canada (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated
            , 2004 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering."

    All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death of incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

    The undersigned hereby tenders the Old Notes listed below:

                        CERTIFICATE NUMBER(S) (IF
                         KNOWN) OF OLD NOTES OR
                          ACCOUNT NUMBER AT THE    AGGREGATE PRINCIPAL AMOUNT  AGGREGATE PRINCIPAL AMOUNT
   TITLE OF SERIES      DEPOSITORY TRUST COMPANY          REPRESENTED                   TENDERED
---------------------------------------------------------------------------------------------------------
6 1/2% SENIOR NOTES DUE
JANUARY 15, 2012
---------------------------------------------------------------------------------------------------------
                                        PLEASE SIGN AND COMPLETE

  ---------------------------------------------        ---------------------------------------------

  ---------------------------------------------    ---------------------------------------------
                                                   Signature(s) of Registered Holder(s) or
Name(s) of Registered Holder(s)                    Authorized Signatory
  ---------------------------------------------

  ---------------------------------------------
Address(es)

  ---------------------------------------------    ---------------------------------------------
Area Code and Telephone Number(s)                  Dated
---------------------------------------------------------------------------------------------------------

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

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                            PLEASE SIGN AND COMPLETE

    This Notice of Guaranteed Delivery must be signed by the holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

NAME(S): _______________________________________________________________________

________________________________________________________________________________

CAPACITY: ______________________________________________________________________

ADDRESS(ES): ___________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

    Do not send Old Notes with this form. Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Old Notes tendered hereby in proper form for transfer together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof), or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, together with, in either case, any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

    The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm: __________________________________________________________________

Authorized Signature: __________________________________________________________

Title: _________________________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________

                                                                (Zip Code)

Area Code and Telephone Number: ________________________________________________

Date: __________________________________________________________________________

    DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF CERTIFICATES FOR OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

    1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this notice of guaranteed delivery (or facsimile hereof or an agent's message and notice of guaranteed delivery in lieu hereof) and any other documents required by this notice of guaranteed delivery with respect to the Old Notes must be received by the Exchange Agent at its address listed herein before the Expiration Date of the Exchange Offer. THE METHOD OF DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND ANY OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery.

    2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by the registered holder(s) of the Old Notes referred to herein, the signature(s) must correspond exactly with the name(s) written on the face of the Old Notes without alteration, enlargement, or any change whatsoever. If this notice of guaranteed delivery (or facsimile hereof) is signed by a participant of DTC whose name appears on a security position listing as the owner of the Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.

    If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of DTC, this notice of guaranteed delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Old Notes or signed as the name(s) of the participant shown on DTC's security position listing.

    If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the letter of transmittal evidence satisfactory to the Exchange Agent of such person's authority to act.

    3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the prospectus and this Notice of Guaranteed Delivery may be directed to the Exchange Agent at the address listed on the cover page hereof. Holders may also contact their broker-dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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